As filed with the Securities and Exchange Commission on March 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1369354 (I.R.S. Employer Identification No.)

One Liberty Plaza, 7th Floor New York, New York 10006 (Address of Principal Executive Offices)(Zip Code)

ABM Industries Inc. 2021 Equity and Incentive Compensation Plan (Full title of the plan)

Andrea R. Newborn

Executive Vice President, General Counsel and Corporate Secretary

ABM Industries Incorporated

One Liberty Plaza, 7th Floor

New York, NY 10006

(212) 297-0200

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Amy I. Pandit Jones Day 500 Grant Street, Suite 4500 Pittsburgh, Pennsylvania 15219 (412) 394-9547

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $0.01 per share	3,975,000	$50.06	$198,988,500	$21,709.65

(1)	Represents shares of common stock, par value $0.01 per share, of ABM Industries Incorporated issuable pursuant to the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalization or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on March 22, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act, and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by ABM Industries Incorporated (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, filed with the Commission on December 17, 2020.

(b)                The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2021, filed with the Commission on March 10, 2021.

(c)                 The Registrant’s Current Reports on Form 8-K filed with the Commission on November 3, 2020, December 16, 2020, February 10, 2021, March 9, 2021, and March 26, 2021.

(d)                The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on March 18, 1998 (File No. 001-08929), as updated by the description of the common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Ms. Andrea R. Newborn, Esq., who is giving an opinion on the validity of the securities being registered, is Executive Vice President, General Counsel and Corporate Secretary for the Registrant and holds equity compensation awards with respect to common stock of the Registrant. She is eligible to participate in the Plan.

Item 6.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Article VII of the Company’s Amended and Restated Bylaws provides that the Company must indemnify directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article or otherwise. The Amended and Restated Bylaws further provide that the Company have the power to indemnify employees and agents to the extent not prohibited by the DGCL or other applicable law.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article VII of our Amended and Restated Bylaws further provides that the Company must purchase and maintain, at its own expense, insurance to protect the Company and any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under Article VII of the Amended and Restated Bylaws.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article Fourteenth of the Company’s Restated Certificate of Incorporation provides for such limitation of liability.

The Company has also entered into indemnification agreements with each of its current directors and officers to provide them additional contractual assurances regarding the scope of the indemnification set forth in the Restated Certificate of Incorporation and Amended and Restated Bylaws and to provide additional procedural protections.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of ABM Industries Incorporated, dated March 26, 2020 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed March 27, 2020 (File No. 001-08929))

4.2	Amended and Restated Bylaws of ABM Industries Incorporated, dated March 26, 2020 (incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed March 27, 2020 (File No. 001-08929))

5.1*	Opinion of Ms. Andrea R. Newborn, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Ms. Andrea R. Newborn, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

99.1	ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed March 26, 2021 (File No. 001-08929))

*Filed herewith

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of March, 2021.

ABM Industries Incorporated

By:	/s/ Scott Salmirs
Scott Salmirs
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of ABM Industries Incorporated, a Delaware corporation, do hereby constitute and appoint Scott Salmirs, Earl Ellis and Andrea R. Newborn, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Salmirs	President, Chief Executive Officer and Director	March 26, 2021
Scott Salmirs	(Principal Executive Officer)

/s/ Earl R. Ellis	Executive Vice President and Chief Financial Officer	March 26, 2021
Earl R. Ellis	(Principal Financial Officer)

/s/ Dean A. Chin	Senior Vice President, Chief Accounting Officer and Corporate Controller	March 26, 2021
Dean A. Chin	(Principal Accounting Officer)

/s/ Sudhakar Kesavan	Chairman of the Board and Director	March 26, 2021
Sudhakar Kesavan

/s/ Quincy L. Allen	Director	March 26, 2021
Quincy L. Allen

/s/ LeighAnne G. Baker	Director	March 26, 2021
LeighAnne G. Baker

/s/ Linda Chavez	Director	March 26, 2021
Linda Chavez

/s/ Donald F. Colleran	Director	March 26, 2021
Donald F. Colleran

/s/ Art A. Garcia	Director	March 26, 2021
Art A. Garcia

/s/ Thomas M. Gartland	Director	March 26, 2021
Thomas M. Gartland

/s/ Jill M. Golder	Director	March 26, 2021
Jill M. Golder

/s/ Winifred M. Webb	Director	March 26, 2021
Winifred M. Webb